United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       May 23, 2012

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (314) 529-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 23, 2012, Perficient, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders.  At the meeting, the stockholders voted on the following five proposals and cast their votes as follows to approve such proposals:

Proposal 1: To elect the following six nominees to the Company’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his successor has been elected and qualified:

Nominees	Votes Cast For	Votes Withheld	Broker Non-Votes
Jeffrey S. Davis	23,487,059	251,996	8,375,438
Ralph C. Derrickson	22,617,773	1,121,282	8,375,438
John S. Hamlin	22,923,850	815,205	8,375,438
James R. Kackley	22,928,098	810,957	8,375,438
David S. Lundeen	22,729,905	1,009,150	8,375,438
David D. May	23,250,457	488,598	8,375,438

Proposal 2: To approve the advisory resolution relating to the 2011 executive compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
23,123,006	558,410	57,639	8,375,438

Proposal 3: To approve the Company’s 2012 Long-Term Incentive Plan:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
21,603,535	2,080,160	55,360	8,375,438

Proposal 4: To approve the Company’s Plan for Tax Deductible Executive Incentive Compensation:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
22,486,623	1,191,605	60,827	8,375,438

Proposal 5: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
27,689,182	133,207	61,653	4,230,451

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: May 25, 2012	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer